Private & Confidential


                            Dated: February 23, 2005



                              ITS Networks Inc. (1)


                                       And


                        Geeris Holding Nederland B.V. (2)




                              --------------------
                              Bridge Loan Agreement


                         English Version under Dutch Law

                              --------------------

THIS AGREEMENT is dated February 23, 2005 and is made BETWEEN:

      (1) ITS Networks Inc., incorporated under the laws of Florida, United States of America, having its registered office at 1200 South Pine Island Road, Plantation, Florida 33324 (hereinafter "ITSN") and represented in this act by Gustavo Gomez, President of the Company and with contact address C/ Severo Ochoa 28, 9'th floor, Marbella, 29600 Malaga, Spain;

      (2) Geeris Holding Nederland B.V., incorporated under the laws of Holland, and having registered offices at Helvoirtseweg 146, Postbus 317, 5260 AH, Vught, The Netherlands, (hereinafter "GEERIS") and represented in this act by Mr. Leonardus R. M. Geeris of age, married, of Dutch nationality with passport number N70986464 and domiciled at Zandpad 29, 3601 NA Maarsen, The Netherlands

WHEREAS

            a) ITSN is in an expansion phase for which it needs approximately 3 million euros

            b) The Parties have reached an agreement to help provide a bridge loan until the necessary funds arrive to fund the expansion of ITSN.

            c) Such Bridge financing is the subject of this agreement and will be effected through GEERIS lending to the Company in the form of a short term bridge loan for an amount of EUR 100,000 on the terms as set out herein;

NOW IT IS HEREBY AGREED as follows:

      1. Conditions of Cash Injection

On the date hereof, the parties will enter into the Bridge Loan Agreement based upon which GEERIS will provide a cash injection of EUR 100,000 on February 25, 2005 directly to the Company's Spanish Bank Account in Madrid for which GEERIS will receive 1,000,000 shares:

Benificiary: ITS Networks Inc.
Bank name: BBVA Empresas
       C/ Serrano 32, Madrid
        28001 Madrid Spain
       Tel: 0034 91 432 0255
Contact at BBVA: David Perez Martin

SWIFT: BBVAESMMXXX
IBAN: ES02 0182 5516 04 0291502673


This bridge loan is provided until June 30th, 2005 at which time should GEERIS wish to receive its funds but ITSN cannot pay back this amount, ITSN will provide compensation to GEERIS of an additional 1,000,000 shares on top of the 1,000,000 which it will have received at the time of providing the funds. ITSN will still owe GEERIS the sum of 100,000 euros which will be paid back as soon as possible thereafter.

      2. ITS Networks Common Shares

Immediately upon transferring the funds, GEERIS will receive 1,000,000 shares of ITSN as compensation for providing the 100,000 bridge loan.

      3. Confidentiality

Each of the Parties or any of its directors or officers shall not divulge or communicate to any person or persons, except to those of the officials of ITSN whose province it is to know the same, any secret or confidential information which it may receive or obtain in relation to the affairs of ITSN and shall not use for its own purposes nor for any purposes other than those of ITSN any information or knowledge of a confidential nature which it may from time to time acquire in relation to ITSN.

      4. Termination

This Agreement shall be subject to termination by either party by summary notice in writing if the other party shall have committed any serious breach or continued (after warning) any material breach of its obligations hereunder. Termination of this Agreement shall be without prejudice to any rights which have accrued at the time of termination (all of which shall remain in full force and effect.)

      5. Notices

Any notice required to be given hereunder shall be deemed duly served if sent by registered or recorded delivery post to the registered office of ITSN in Spain;

           c/o Teleconnect, Inc. Parque Techologico de Andalucia (PTA)
       Edif. Estepona. Malaga Business Park 2, C/Severo Ochoa 1 16-20, 1a
                           Campanillas, Malaga, 28590

or to the addresses of the affected parties listed on the first page of this agreement. Any such notice shall be deemed to be served at the time when the same is left at the address of the party to be served and if served by post on the day (not being a Sunday or public holiday) next following the day of posting.

      6. Choice of law, submission to jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of Holland. The parties hereby submit to the exclusive jurisdiction of the courts of Amsterdam, The Netherlands.

IN WITNESS whereof this Agreement has been executed today, February 23, 2005

/s/ Gustavo Gomez                               /s/ Mr. Leo Geeris
-----------------------------------             --------------------------------
Gustavo Gomez                                   Mr. Leo Geeris
(for and on behalf of ITS Networks, Inc.)       (for and on behalf of Geeris
                                                Holding Nederland B.V.)


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